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                                                                   EXHIBIT 10.11


                                 LOAN AGREEMENT

    This Loan Agreement is entered into effective the 13th day of August, 1998, by and between the Zouvas Family Trust, (a California Living Trust)("Lender") and Power Exploration, Inc. ("Borrower").

                                   WITNESSETH

    Whereas, "BORROWER" is a publicly traded company listed on the NASDAQ over-the-counter bulletin board exchange.

    Whereas, as part of the inducement to Lender to enter into an Agreement to lend One Hundred Thousand Dollars ($100,000), Borrower has agreed to the following

NOW, THEREFORE, in consideration of the agreements and promises herein recited and contained, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  PLEDGE OF COLLATERAL

    No collateral is pledged. Payment in full of the obligations by Borrower to Lender shall consist of amount of One Hundred Thousand Dollars ($100,000) plus One Hundred Thousand (100,000) warrants at an exercise price of $1.00.

2.  WARRANTIES

    Borrower warrants to LENDER that it can legally transfer warrants described above in a true and lawful manner.

3.  TERMS AND CONDITIONS

    BORROWER agrees to grant to LENDER One Hundred Thousand (100,000) warrants for the purchase of common stock of the Borrower at an exercise price of $1.00 per share, calculated on a cashless basis, plus repayment of the principal amount loaned, within thirty days of this agreement.

4.  REMEDIES FOR DEFAULT

    A.  The following constitutes a default hereunder:

        (i)     Failure by BORROWER to pay LENDER, on or before
                September 15, 1999 the sum of One Thousand Dollars ($100,000) plus One
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                Hundred Thousand (80,000) warrants at an exercise price of
                $1.00.; or

        (ii) The breach of any of the warranties, representations, covenants, or agreements applicable to the acquisition of the securities, the subject matter of this Loan Agreement, and the failure to cure the same after receipt of written notice as is set forth therein.

    B.  Upon the occurrence of a default, LENDER;

        (i) At any time thereafter, so long as such default is continuing and, at its option, exercise it rights under this Loan Agreement;

        (ii) Vote all or any part of the COLLATERAL (whether or not transferred into its name or the name of the nominee or nominees as provided below) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

        (iii) Exercise from time to time any right and remedies available under the Uniform Commercial Code as in effect at that time; and

        (iv) Subject to any requirements of applicable law, and without limiting any rights otherwise available hereunder or under law, transfer into its name, or into the name of any nominee or nominees LENDER may appoint, all or part of the COLLATERAL and retain the same in full satisfaction from any further; or sell, assign and deliver the COLLATERAL at public or private sale for cash, on credit or for other property, for immediate or future delivery, without any assumption of credit risk, and for such price or prices and on such terms as in LENDER'S uncontrolled discretion may determine.

                If any notification of intended disposition of any of the COLLATERAL is required by law, such notification shall be deemed reasonable and properly given if in writing and mailed at least thirty (30) days before such disposition by prepaid registered or certified mail, addressed to the address specified below.

    C. If sold at public sale, any proceeds of any disposition of the COLLATERAL may be applied to the payment of expenses in connection with the COLLATERAL, including reasonable attorney's fees and legal expenses, and any balance of such proceeds after One Hundred Thousand Dollars ($100,000) and expenses shall be returned. No delay or failure on the part of LENDER the exercise of any right or remedy hereunder shall
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        operate as a waiver thereof, and no remedy hereunder shall preclude any further exercise thereof or the exercise of any other right or remedy hereunder.

6.  TERMINATION

    Upon the payment to LENDER from any source the sum of One Hundred Thousand Dollars ($100,000) plus One Hundred Thousand (100,000) warrants at an exercise price of $1.00., this Loan Agreement shall terminate and LENDER shall cancel all related agreements and/or deliver the COLLATERAL to BORROWER or the designees of BORROWER.

7.  SUCCESSORS AND ASSIGNS

    LENDER and BORROWER agree that this Loan Agreement shall be binding upon, inure to benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

8.  ATTORNEYS FEES

    If action be instituted regarding this Pledge Agreement the prevailing party shall be entitled to reasonable attorney's fees and costs.

9.  PRIOR AGREEMENTS

    The Pledge Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

10. NOTICES

    All notices, offers, acceptances and other communications hereunder shall be made in writing signed by the party making the same, and shall be deemed delivered on the date mailed if sent by certified or registered United States mail, postage prepaid, to the addresses set forth below:

    Zouvas Family Trust
    C/O Peter S. Zouvas
    3737 Garden Lane
    San Diego, CA 92106
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    Mark Zouvas
    C/O Power Exploration, Inc.
    5020 Collinwood Avenue, Suite 201
    Fort Worth, Texas 76107

    Or such other address as either party may specify by written notice to the other party.

11. APPLICABLE LAW

    This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

12. COUNTERPART

    This Pledge Agreement may be executed in counterpart and each copy so executed shall be considered an original.

    IN WITNESS WHEREOF, the following have executed and delivered and have accepted this Pledge Agreement on the date given above.

    LENDER:                             BORROWER:

    ZOUVAS FAMILY TRUST                 POWER EXPLORATION, INC.


    By: /s/ PETER S. ZOUVAS             By: /s/ MARK ZOUVAS
        -------------------                 ----------------
        Peter S. Zouvas                     Mark Zouvas, CFO